Exhibit 4.15

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES
		1	4
2. AMENDMENT/MODIFICATION NO. 0004		3. EFFECTIVE DATE 07/09/2017	4. REQUISITION/PURCHASE REQ. NO. OS201369	5. PROJECT NO. (If applicable)
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (If other than Item 6)	CODE	ASPR-BARDA01
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201			ASPR-BARDA 330 Independence Ave, SW, Rm G644 Washington DC 20201
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)		(x)	9A. AMENDMENT OF SOLICITATION NO.
MEDIWOUND LTD 1477616
MEDIWOUND LTD 42 HAYARKON 42 HAYARKON			9B. DATED (SEE ITEM 11)
YAVNE 00812		X	10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201500035C
10B. DATED (SEE ITEM 13)
CODE 1477616	FACILITY CODE		09/29/2015
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐
The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers   ☐ is extended.      ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended , by one of the following methods: (a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which indudes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER If by virtue of this amendment you desire to change an offer already submitted. such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) See Schedule	Net Increase:	$31,665,598.00
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	A. THE CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.    THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 1.602-1 and Mutual Agreement of All Parties, FAR Changes Clauses Sections 52.243-02
D. OTHER (Specify type of modification and authority)
E. IMPORTANT:	Contractor	☐is not.	☒is required to sign this document and return 2 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
Tax ID Number:   C0-0000387
DUNS Number:   532040334
PURPOSE of this modification is to:

a) Add supplemental funds to CLIN 0001 changing the value from $23,955, 661 to $30, 176, 634

b) Change the amount of optional CLIN 0004A from $11,925,619 to $25,444,625 and exercise said optional CLIN 0004A.

The changes will increase the amount obligated under the contract by $31,665,598

Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect
15A. NAME AND TITLE OF SIGNER (Type or print) GAL COHEN-CEO, SHARON MALKA - CFO		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) SALIM K. ROBERTS
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED July 16, 2017	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED 17JUL2017

(Signature of person authorized to sign)		(Signature of Contracting Officer)
NSN7540-01-152-8070 Previous edition unusable	STANDARD FORM 30 (REV, 10-83) Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201500035C/0004	PAGE OF
		2	4
NAME OF OFFEROR OR CONTRACTOR
MEDIWOUND LTD 1477 616
ITEM NO. (A)	SUPPLIES/SERVICES (B)		QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Funds Obligated Prior to this Modification	$40,430,469
	Funds Obligated with mod #04	$31,665,598
	Total Funds Obligated to Date	$72,096,067

	Expiration date:	July 31, 2023
	(Please see Continuation Sheet)

	Except as provided herein, all terms and conditions of thecontract remains unchanged Delivery Location Code: HHS/OS/ASPR
	HHS/OS/ASPR
	200 C St SW
	WASHINGTON DC 20201 US

	FOB: Destination
	Period of Performance: 09/29/2015 to 07/31/2023

	Change Item 1 to read as follows (amount shown is the obligated amount):

1	ASPR-15-08828 -- CLIN 0001 Advanced development					6,220,973.00
	studies for NexoBrid
	Obligated Amount: $6,220,973.00

	Delivery: 10/05/2015
	Amount: $23,955,661.00
	Accounting Info:
	2015.1990002.26201 Appr. Yr.: 2015 CAN: 1990002 Object Class : 26201
	Funded: $0.00

	Delivery: 07/10/2017
	Amount: $6,220,973.00
	Accounting Info:
	2017.1990007.25106 Appr. Yr.: 2017 CAN: 1990007 Object Class : 25106
	Funded: $6,220,973.00

	Change Item 4 to read as follows (amount shown is the obligated amount):

4	CLIN--0004A Pediatric Study					25,444,625.00
	Obligated Amount: $25,444,625.00

	Delivery: 07/10/2017
	Amount: $16,903,548.48
	Accounting Info:
	2017.1990007.25106 Appr. Yr.: 2017 CAN: 1990007 Object Class : 25106
	Funded: $16,903,548.48

	Delivery: 07/10/2017
	Amount: $8,541,076.52
	Accounting Info:
	Continued...

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201500035C/0004	PAGE OF
		3	4
NAME OF OFFEROR OR CONTRACTOR
MEDIWOUND LTD 1477 616
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
2017.1990008.25106 Appr. Yr.: 2017 CAN: 1990008 Object Class : 25106
Funded: $8,541,076.52

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

Contract Number HHSO100201500035C Modification No: 04	page 4 of 4
(Continuation Sheet)

Continuation Sheet	Contract No: HHSO100201500035C Modification No: 04

The purpose of this Modification is to:

A.	ADD SUPPLEMENTAL FUNDS TO BASE CLIN 0001

B.	EXERCISE OPTIONAL CLIN 0004(A)

The contract is revised as follows to:

1.	Amend CLIN 0001 and provide additional funding in the amount of $6,220,974 to bring the total to $30,176,634
2.	Exercise optional CLIN 0004(A) and provide funding in the amount of $25,444,625 for the CLIN 0004(A).
3.	Update Sections F.1 requirements to extend the period of performance for CLIN 00004(A) to July 31, 2023.
4.	Update Section B.3 in accordance with Contractor’s proposal dated May 16, 2017 by replacing the CLIN 0001 and CLIN 0004(A) tables with the table below :

CLIN	Period of Performance	Supplies/Services	Total Est. Cost	Fixed Fee (7%)	Total Cost Plus Fixed Fee
CLIN 0001	09/28/2015- 06/30/2021	Licensure, approval, and clearance of product through the FDA	$28,486,743	$1,689,891	$30,176,634 (Funded)

CLIN 0004(A)	08/01/2017- 07/31/23	Pediatric Study (This is an option that may or may not be exercised during the base period for expansion of the label indication with guidance from the FDA)	$23,989,225	$1,455,400	$25,444,625 (Funded)

Total value of Contract before MOD 04 is $40,430,469

Total value of Contract after MOD 04 is $72,096,067

All other terms and conditions of the contract HHSO201500035C remain unchanged.

[End of Modification No. 04 and the remainder of this page intentionally left blank]

Contract Number HHSO100201500035C	Page 4 of 4
Modification No: 04
(Continuation Sheet)

Continuation Sheet	Contract No: HHSO100201500035C Modification No: 04

The purpose of this Modification is to:

A.	ADD SUPPLEMENTAL FUNDS TO BASE CLIN 0001

B.	EXERCISE OPTIONAL CLIN 0004(A)

The contract is revised as follows to:

1.	Amend CLIN 0001 and provide additional funding in the amount of $6,220,974 to bring the total to $30,176,634
2.	Exercise optional CLIN 0004(A) and provide funding in the amount of $25,444,625 for the CLIN 0004(A).
3.	Update Sections F.1 requirements to extend the period of performance for CLIN 00004(A) to July 31, 2023.
4.	Update Section B.3 in accordance with Contractor’s proposal dated May16, 2017 by replacing the CLIN 0001and CLIN 0004(A) tables with the table below :

CLIN	Period of Performance	Supplies/Services	Total Est. Cost	Fixed Fee (7%)	Total Cost Plus Fixed Fee
CLIN 0001	09/28/2015-06/30/2021	Licensure, approval, and clearance of product through the FDA	$28,486,743	$1,689,891	$30,176,634 (Funded)

CLIN 0004(A)	08/01/2017-07/31/23	Pediatric Study	$23,989,225	$1,455,400	$25,444,625 (Funded)

Total value of Contract before MOD 04 is $40,430,469

Total value of Contract after MOD 04 is $72,096,067

All other terms and conditions of the contract HHSO201500035C remain unchanged.

[End of Modification No. 04 and the remainder of this page intentionally left blank]